                                                                      EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               1999        1998
                                                                                            ----------  ----------
Loss per common share--Basic (A):
  Net loss................................................................................  $  (11,270) $  (22,963)
  Cumulative convertible preferred stock dividend requirement.............................      (3,752)     (3,752)
                                                                                            ----------  ----------
  Net loss attributable to common stock shareholders......................................  $  (15,022) $  (26,715)
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted average common stock shares outstanding during the period........................      69,123      68,572
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Loss per common share--Basic:
  Net loss attributable to common stock shareholders......................................  $    (0.22) $    (0.39)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

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(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three months ended March 31, 1999 and 1998, the Company had a loss from continuing operations.

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